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                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of the 2/nd/ day of October, 2001, and is executed this 2/nd/ day of October, 2001 by and between FIRST CONSUMER CREDIT, INC., a Texas corporation (the "Company"), and JAMES D. BORSCHOW (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, Executive is an equity member of First Consumer Credit, LLC (the "LLC"); and

     WHEREAS, Executive and LLC, along with other parties including U.S. Home Systems, Inc. ("U.S. Homes"), are parties to an Agreement and Plan of Merger by and between Home Credit Acquisition Inc., U.S. Home Systems, Inc. and First Consumer Credit, LLC, and its Members Listed Therein (the "Plan of Merger"); and

     WHEREAS, pursuant to the Plan of Merger, LLC will be converted to the Company, the Company will become a wholly owned subsidiary of U.S. Homes, and Executive will be employed as President of Company; and

     WHEREAS, Executive will receive substantial cash and other consideration pursuant to the Plan of Merger in exchange for his equity ownership in the LLC, including its goodwill, Confidential Information (as defined herein), and other assets; and

     WHEREAS, pursuant to this Employment Agreement, Executive will receive Confidential Information (as defined herein) pertaining to the Company, U.S. Homes, and its other affiliates; and

     WHEREAS, ancillary to the otherwise enforceable promises contained in the Plan of Merger, the attachments thereto, and this Agreement, the parties have entered into noncompetition agreements, as set forth herein and the Plan of Merger; and

     WHEREAS, the Company desires to employ the Executive in the capacity hereinafter stated, and the Executive desires to enter into the employ of the Company in that capacity for the period and on the terms and conditions set forth herein;

     NOW, THEREFORE, the Company and the Executive represent, warrant, covenant, and agree as follows:

     1. Employment and Duties. The Company will employ the Executive in the
        ---------------------
capacity of the President of the Company. The Executive agrees that during the term of this Agreement he will devote substantially all of his business time, ability, and attention exclusively to the business and interest of the Company and will execute his duties loyally and solely for the benefit of the Company. The Executive agrees that he will perform all of the functions generally considered to be the duties of a President, which include but are not limited to: generally overseeing the business of the Company; implementing objectives established by the Board of

EMPLOYMENT AGREEMENT - Page 1


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Directors of the Company; and such other reasonable duties, functions, responsibilities, and authority in connection with the foregoing as are consistent with his position as President of the Company and as are from time to time delegated to the Executive by the Board of Directors of the Company. In addition, Executive shall have the authority to oversee the relationship between the Company and First Savings Bank, FSB, Arlington, Texas. As such, the Company will provide Confidential Information (as defined herein in Paragraph 5) to allow the Executive to discharge his duties. Pursuant to his duties hereunder, Executive will create such Confidential Information for the Company solely for its best interests and will create and promote the Company's goodwill among its customers, lenders, employees, loan servicing agents, loan purchasers and other parties with whom it has business relationships.

     2. Term. Subject to the earlier termination of this Agreement in accordance
        ----
with Paragraph 8 hereof, the term of this Agreement shall be three (3) years, commencing on the date first set out above and terminating on the 2/nd/ day of October, 2004 (such period to be referred to as the "Term"). The Term will be automatically extended for consecutive one year periods, unless either party gives notice that it does not intend to renew the Agreement at any time within ninety (90) days prior to the expiration of the Term.

     3. Compensation. In consideration of all of the services to be rendered by
        ------------
the Executive to the Company hereunder, the Company hereby agrees to pay the Executive, and the Executive hereby agrees to accept from the Company, the following compensation:

        (a) Annual Salary. During the term of this Agreement, the Company will
            -------------
     pay the Executive a base annual salary of $180,000 which salary will be payable in equal semi-monthly installments ("Annual Salary"). The Annual Salary shall be reviewed for increase annually by the Board of Directors of the Company. The Annual Salary may not be reduced during the Term and shall be increased on an annual basis by the Consumer Price Index published by the Bureau of Labor Statistics for the Dallas-Fort Worth area.

        (b) Bonus. In addition to the base Annual Salary payable to the
            -----
     Executive hereunder, the Company shall pay to the Executive an annual cash bonus in an amount equal to five percent (5%) of the actual pretax profits of the Company for such fiscal year taking into account all loss carry forward of the Company for all prior monthly periods from the inception of the Company. The Company shall advance 50 percent of the earned bonus on a quarterly basis. Such advance shall be payable in cash within 30 days after the end of each fiscal quarter. Within forty-five (45) days after the end of such fiscal year, the Company will pay the remaining unpaid bonus or, if the advance exceeds the actual bonus, Executive shall repay the excess.

        (c) Health Insurance. During the term of this Agreement, the Company, at
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     its sole expense, will provide the Executive and his family with a health insurance plan equal to that which is provided to the other officers and employees of the Company.

        (d) Car Allowance. During the term of this Agreement, the Company shall
            -------------
     pay the Executive Seven Hundred and Fifty Dollars ($750.00) per month as a car allowance. Neither this car allowance or this Agreement shall make the Company the

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      owner, bailee or lessee of the Executive's automobile nor shall the
      Company be responsible for any damage to same.

        (e) Expenses. During the term of this Agreement, the Executive shall be
            --------
     entitled to receive reimbursement for all reasonable expenses incurred by the Executive in connection with the fulfillment of his duties herein; provided the Executive has complied with all policies and procedures relating to the reimbursement of such expenses as may from time to time be established by the Company including, but not limited to, the providing of all supporting backup to such expenses as is required by the Internal Revenue Service.

     4. Severance. During the term of this Agreement, on dismissal or
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termination of employment of the Executive other than for Just Cause (as hereinafter defined), death or disability, the Company shall make a cash severance payment to the Executive in an amount equal to the greater of (a) Executive's Annual Salary (exclusive of Bonus) for the remainder of the Term or
(b) one year's Annual Salary exclusive of Bonus, provided, however, that, if the Company elects not to renew this Agreement pursuant to Paragraph 2, the Company will be obliged to pay only the Executive's Annual Salary and Bonus for the remainder of the Term. The severance payment shall be paid out in equal monthly installments over the remaining Term or a one year period less any taxes required to be withheld by federal, state or local law in respect to any payment in cash.

     5. Nondisclosure Agreement. Executive acknowledges and agrees that,
        -----------------------
pursuant to the Plan of Merger, he has agreed to maintain the confidentiality of all Confidential Information (as defined herein) created by the Company prior to the Closing (as that term is defined in the Plan of Merger). The Executive also acknowledges that during his term of employment with the Company, he shall have access to and become familiar with Confidential Information (as defined herein) that is owned by the Company, U.S. Homes, and their Affiliates (as that term is defined in the Plan of Merger) and that is regularly used in the operation of the business of the Company, U.S. Homes, and their Affiliates. For purposes of this Agreement, "Confidential Information" means all information, research, computer software, or programs and related documentation, practices, technical plans, customer lists, loan servicing agreements, loan purchasing and re-sale agreements and programs, pricing techniques, marketing plans, development plans, feasibility studies, acquisition programs, financial information or all other compilations of information related to the business of and owned by the Company, and that has not been disclosed by the Company to the general public or that does not exist in the public market. During the Noncompetition Period (as defined below), the Executive shall not use or disclose any of the Confidential Information, directly or indirectly, either during the term of his employment or at any time thereafter, except as required in the course of his employment. The Executive shall promptly deliver to the Company upon termination of his employment all files, records, documents, information, data, and similar items and documentation relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession. The obligations of this Paragraph 5 and 6 are continuous and shall survive the termination of the Executive's employment with the Company.

EMPLOYMENT AGREEMENT - Page 3

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     6. Noncompetition Agreement. Ancillary to the otherwise enforceable
        ------------------------
agreements contained in the Plan of Merger, the attachments thereto, and this Agreement, and to protect the Company's goodwill, Confidential Information, and other legitimate business interests (including the interests of U.S. Homes in the Plan of Merger and with respect to the goodwill and Confidential Information of U.S. Homes and its Affiliates), the Executive agrees that:

        (a) During the "Noncompetition Period" (as herein so defined), Executive shall not, directly or indirectly, acquire, invest in, or otherwise engage (whether as an employee in a managerial, executive or supervisory capacity, director, officer, member, manager, or as a consultant) in the Business (as hereafter defined) in the Restricted Area (as hereafter defined). For purposes of this Agreement, the terms (i)"Business" shall be defined as originating, selling, buying, or servicing residential home improvement loans and the providing of home improvement services similar to that provided by the Company (except that the Executive may invest in up to five percent (5%) of any outstanding class of equity securities of any company registered under Paragraph 12 of the Securities Exchange Act of 1934, as amended); and (ii) "Restricted Area" shall mean the State of Texas or any State where the Company has made, bought, serviced, or sold home improvement loans within a twelve month period preceding the termination of Executive's employment;

        (b) During the Noncompetition Period, Executive shall not directly or indirectly, whether as an employee in a managerial, executive or supervisory capacity, director, officer, member, manager, or as a consultant, (i) solicit, or attempt to solicit or accept business that is competitive with such business being conducted by the Company, U.S. Homes, or its Affiliates in the Restricted Area; or (ii) engage, hire, employ, or solicit in any manner whatsoever the employment of an employee of the Company; or (iii) interfere in any business relationship or contract between the Company and its customers, lenders, or financial institutions.

        (c) During the Noncompetition Period, the Executive shall not knowingly seek or accept, directly or indirectly, personal gain from anyone soliciting business with the Company, U.S. Homes or its Affiliates, (ii) any person or firm doing business with the Company, U.S. Homes or its Affiliates, and (iii) any person or firm in business competition with the Company, U.S. Homes or its Affiliates. The preceding sentence shall not apply to any gifts, meals, and entertainment of a nominal value if the Executive's objective is to perform in the best interest of the Company and all Related Parties would not be adversely affected.

        (d) The "Noncompetition Period" shall be the Term of this Agreement and such additional periods as set forth in this subparagraph. If (i) Executive's employment is terminated by the Company for Just Cause; or (ii) Executive resigns his employment or elects not to renew this Agreement for any reason other than those set forth in Paragraph 7(c), then the Noncompetition Period shall be extended for two years after the termination of Executive's employment under this Agreement. If (x) Executive's employment is terminated without Just Cause; or (y) the Company elects not to renew the Agreement pursuant to Paragraph 2; or (z) Executive resigns his employment for any

EMPLOYMENT AGREEMENT - Page 4

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     "Good Reason" set forth in Paragraph 7(c), the Noncompetition Period may be extended by the Company for one year following the termination of Executive's employment, but only if the Company pays Executive fifty percent (50%) of his Annual Salary (at the rate as of the time of the termination). Such payments will be made in 12 equal monthly installments commencing on the thirtieth day following the termination of Executive's employment.

        (e) Due to the irreparable and continuing nature of the injury which would result from a breach of any of the covenant contained in Paragraphs 5 or 6, Executive agrees that Company (or U.S. Homes or its Affiliates) may, in addition to any remedy which the Company (or U.S. Homes or its Affiliates) may have at law or in equity, apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the breach of this covenant and to otherwise specifically enforce the provisions of this covenant.

        (f) The Executive recognizes that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company and that if any such territorial or time limitation is found to be unreasonable by a court of competent jurisdiction, the Executive agrees and submits to the reduction of either said territorial or time limitation to such an area or period as appears reasonable to such court. Provided however, if the Company shall successfully enforce its injunctive rights hereunder in a court of competent jurisdiction, the terms of this covenant shall be extended by the period of time, if any, that the Executive was not restrained or enjoined from competing with the Company during the pendency of the court proceedings.

        (g) The existence of any potential or alleged claim or cause of action of the Executive against the Company, U.S. Homes, or its Affiliates, whether predicated on this Agreement or otherwise, except as provided in the Escrow Agreement and the Borschow Agreement, will not constitute a defense to the enforcement by any party of the covenants contained in this Agreement. An alleged or actual breach of the Agreement by the Company, U.S. Homes, or its Affiliates will not be a defense to enforcement of the provisions of this Paragraph or other obligations of Employee to any such party.

        (h) In consideration of the Executive's noncompetition agreement with the Company, after the Executive's employment terminates, the Company and the Executive agree that the Executive's employment, a portion of the Executive's Annual Salary and all of the Executive's severance pay, if any, shall be considered payment for the Executive's noncompetition agreement.

        (i) The Executive's covenants in Paragraph 5 and this Paragraph 6 shall terminate and be of no further effect if US Homes or the Company cease to conduct the Business, dissolve, or become subject to a petition in bankruptcy or if the Executive's employment is terminated other than for Just Cause.

     7. Termination of Agreement. This Agreement (other than the provisions of
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Paragraphs 4, 5, 6, 8, 9, 10, 13, 14, 15, 16, 17, 18, and 19, which shall survive such termination) may be terminated as provided herein:

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                (a) The Agreement (other than the provisions of Paragraphs 4, 5,
         6, 8, 9, 10, 13, 14, 15, 16, 17, 18, and 19) will be terminated by any of the following events:

                    (i) By the mutual written agreement of the Company and the Executive,

                    (ii)  Automatically on the death of the Executive;

                    (iii) By the Company, at its option, at any time if the
                Executive's conduct or performance is found to be in violation of the provisions of Paragraph 7(b)(i) or 7(b)(ii);

                    (iv) By the Company, at its option, at any time if the Executive fails to comply with the provisions of subsections
                (iii) , (iv) , (v) and (vi) of Paragraph 7(b) and if the Executive does not cure such failure within thirty (30) days after written notice thereof to the Executive (such right of cure to be available only for those acts or omissions which may be reasonably cured by further action by the Executive);

                    (v) If the Executive becomes unable to perform his duties as described herein due to injury, illness, or disability (physical or mental) for such length of time, either during one
                (1) consecutive period of one hundred eighty (180) days or for three hundred sixty (360) days cumulatively during an eighteen month period, which incapacity is, in the Company's judgment, prejudicial to the Company's best interests; or

                    (vi) If the Company terminates Executive's employment without Just Cause (but, in such event, the Company shall pay the Severance set forth in Paragraph 4); or

                    (vii) If the Executive resigns his employment.

                (b) Definition of "Just Cause". For purposes hereof, the Company
                    -------------------------
         shall have "Just Cause" to terminate the Executive's employment hereunder in any of the following events:

                    (i) the performance of his duties in a grossly negligent manner;

                    (ii) the commission by the Executive of any felony, any act of fraud, embezzlement, or misappropriation materially prejudicial to the Company's best interest;

                    (iii) any breach by the Executive of any of the terms of, or the failure to perform any covenant or agreement contained in this Agreement;

                    (iv) the refusal of the Executive to perform acts or services commensurate with the Executive's position as the President, as and when

EMPLOYMENT AGREEMENT - Page 6

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         reasonably requested, from the Board of Directors of the Company, except in those circumstances in which the performance of such act or service would be a violation of any valid and existing law;

                (v) the failure or refusal of the Executive to devote substantially all of his business time, ability, attention, efforts, and energy to the Company during regular business hours as provided herein; or

                (vi) the failure, either intentionally or with gross negligence, of the Executive to materially comply with the Company policy or applicable law, including, without limitation, its policies concerning harassment and discrimination in the workplace.

         (c)    Resignation for Good Reason. The Executive's employment shall be
                ---------------------------
     deemed to have been terminated other than for Just Cause and for "Good Reason" (as herein so used), if Executive tenders his resignation within thirty (30) days of the occurrence of any of the following events:

                (i) any material breach by the Company of any of the terms of, or the failure to perform any covenant or agreement contained in this Agreement;

                (ii) any substantial reduction in title, position, responsibilities, or duties of the Executive;

                (iii) any reduction in the Annual Salary; or

                (iv) the transfer of the Executive's office to a location other than in Collin County, Texas or any county adjacent thereto.

     8.  Notices. Any notice or communication required or permitted hereunder
         -------
shall be in writing and personally delivered or mailed by certified mail, return receipt requested, or delivered by an overnight express courier, addressed to the Company or the Executive, as the case may be, at the addresses set forth below:

     If to the Company:                  FIRST CONSUMER CREDIT, INC.
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                                         750 State Highway 121 Bypass, Suite 170
                                         Lewisville, Texas 75067

     If to the Executive:                JAMES D. BORSCHOW
     -------------------
                                         12740 Hillcrest, Suite 240
                                         Dallas, Texas 75230

     Any parties' address for notice may be changed by written notice delivered to the other party in accordance with this paragraph. Any notice by certified mail shall be deemed delivered upon actual receipt.

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        9.  Entire Agreement. This Agreement constitutes the entire agreement
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among the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment, or rescission of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.

        10. Texas Law to Apply. This Agreement shall be construed under and in
            ------------------
accordance with the laws of the State of Texas, and all obligations of the parties created hereunder to be performed in Dallas County, Texas.

        11. Other Instruments. The parties hereto covenant and agree that they
            -----------------
will execute such other instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

        12. Headings. The headings used in this Agreement are used for
            --------
administrative purposes only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

        13. Parties Bound. This Agreement shall be binding upon and inure to the
            -------------
benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

        14. Severability. If any one or more of the provisions contained in this
            ------------
Agreement for any reason are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

        15. Counterparts. This Agreement may be executed in any number of
            ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original.

        16. Construction. Wherever the context shall so require, all words
            ------------
herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

        17. Cost of Enforcement. In the event attorneys' fees or other costs are
            -------------------
incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

        18. Waiver of Breach. Failure of any party to protest a breach by any
            ----------------
other party or waiver by any party of a breach shall not operate as or be construed as a waiver of rights or remedies as to that breach and a waiver by any party of a breach shall not operate as or be construed as a waiver of rights or remedies as to any subsequent breach by any other party.

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        19. Arbitration. In the event of a dispute as to the application of any
            -----------
of the provisions of this Agreement, the parties hereby agree that the matter or dispute shall be submitted to arbitration according to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The matter shall be decided by a single arbitrator selected according to such rules. The cost of arbitration shall be borne as the arbitrator determine. Each party shall bear its own respective attorney's fees during the arbitration, but the arbitrator may award all or part of the reasonable attorney's fees incurred to the prevailing party. The results of the arbitration shall be binding upon both sides and no appeal shall be available therefrom. Notwithstanding this paragraph, the Company may seek a temporary restraining order and a temporary injunction with regard to the enforcement of the provisions of Paragraphs 5 and 6 prior to or during the pendency of any such arbitration.

        20. Receipt of Copy. The Executive, by his signature below, acknowledges
            ---------------
receipt of a full and complete copy of this Agreement.

        21. Assistance of Counsel. Executive acknowledges and agrees that
            ---------------------
Jackson Walker L.L.P., who is counsel for U.S. Homes, has represented only its interests in the negotiation and execution of this agreement.

                                             FIRST CONSUMER CREDIT, INC.

                                             By:       /s/ Murray H. Gross
                                                --------------------------------
                                                Murray H. Gross, Chairman & CEO

                                                       /s/ James D. Borschow
                                                --------------------------------
                                                JAMES D. BORSCHOW

EMPLOYMENT AGREEMENT - Page 9